UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by Party Other than Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

ARCHON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED MAY 1, 2006

Beneficial Ownership of Shares

Certain information was inadvertently omitted from the “Beneficial Ownership of Shares” on page 10 of the Archon Corporation (“Archon” or the “Company”) May 1, 2006 proxy statement with respect to the number of Archon preferred shares that Magten Asset Management Corp. owns. As of March 31, 2006, the Company’s record date, Magten Asset Management Corp owns 355,120 shares of Archon preferred stock which is approximately 8.0% of the total number of Archon Corporation preferred shares outstanding. The address for Magten Asset Management Corp. is 410 Park Avenue, New York, New York 10022.

Pursuant to the requirements of the Securities and Exchange Action of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006	Archon Corporation

	By:	/s/ JOHN M. GARNER
John M. Garner
Senior Vice President, Treasurer,
Secretary and Chief Financial Officer